EXHIBIT 1

                                                                    CONFIDENTIAL

                             SHAREHOLDERS' AGREEMENT

      THIS SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of April 27, 2000, is entered into by Dennis Estis ("Estis") and the parties listed on the signature pages hereof, each of whom may be referred to severally as a "Shareholder" and jointly as the "Shareholders."

                              W I T N E S S E T H:

      WHEREAS, the Shareholders collectively own in excess of 30% of the Equity Securities (herein defined) of OEC Compression Corporation, an Oklahoma corporation (the "Company");

      WHEREAS, the parties hereto desire to promote their mutual interests and benefits by granting certain voting rights with respect to the Equity Securities (herein defined) of the Company now owned or hereafter acquired (legally and beneficially) by such Shareholder or by any other Shareholder Affiliate (the "Shareholder Shares");

      WHEREAS, the Other Shareholders desire to grant to Estis the power to vote any and all of their Equity Securities of the Company that they now own or hereafter acquire (the "Other Shareholder Shares") in connection with the election of directors (including the power to cast votes for the election of Estis to the board of directors of the Company); and

      WHEREAS, each of the Shareholders understands that Estis and each Other Shareholder is relying upon the entry into and performance of his or its agreements set forth below, agrees that they may so rely, and further agrees that Estis and such Other Shareholders would not enter into this Agreement in the absence of the entry into and performance of such agreements by each
Shareholder:

      NOW, THEREFORE, for and in consideration of the agreements below and the consideration recited above, and in reliance upon the matters described in the recitals above (which are incorporated in the agreements below), the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.
                    SHARES COVERED BY AGREEMENT; DEFINITIONS


      1.1.  Certain Definitions.

            (a) As used in this Agreement, the following terms have the meanings ascribed to them below:

                  (i) "Affiliate" means, as to any specified Person, a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.
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                  (ii) "Equity Securities" means securities that, as to any
            given non-natural Person, have any of the following attributes: (A) the power to vote in the election of directors or similar governing body of such Person, (B) the power to participate in the management or operation of such Person (whether as a general partner, member or manager), (C) the power to receive dividends or distributions from such Person or as a result of its activities, and/or (D) the power to approve or disapprove of any action taken by such Person.

                  (iii) "Person" means any individual, corporation, trust,
            partnership, limited liability company or partnership, association, group, governmental agency, body, or any other entity or person.

            (b) For the purposes of this Agreement, beneficial ownership shall be determined by reference to Rule 13d-3, as in effect in the date hereof, promulgated by the Securities Exchange Commission under the Securities and Exchange Act of 1934, as amended.

      1.2. ALL EQUITY SECURITIES BOUND. During the term hereof, any Equity Securities of the Company acquired by any Shareholder or Shareholder Affiliate shall be deemed to be additional Shareholder Shares and bound by the terms hereof.

                                  ARTICLE II.
                  VOTING POWERS RELATING TO SHAREHOLDER SHARES


      2.1. VOTING BY ESTIS. During the term of this Agreement, Estis shall have the sole and exclusive power to vote and act, and is hereby irrevocably granted a proxy to vote and exercise all voting powers in any way relating to the Shareholder Shares in connection with the election or removal of directors, such power not to include any other power to cast votes in matters not involving the election or removal of directors on which the Shareholder Shares shall be entitled to vote at any annual or special meeting of the stockholders of the Company, pursuant to a written consent of such stockholders, or otherwise.

      2.2. NATURE OF POWER GRANTED. The power granted pursuant to SECTION 2.1 is expressly intended by all of the Shareholders to be sole and exclusive, and each Shareholder acknowledges that such power is coupled with an interest and is irrevocable. None of the Other Shareholders shall directly or indirectly attempt to revoke or curtail the power granted by SECTION 2.1 or to frustrate or circumvent the exercise of such power by Estis. Without limiting the foregoing, none of the Other Shareholders shall (without the prior written consent or at the direction of Estis and except for the powers granted in SECTION 2.1):

            (a) attempt to deposit any Equity Securities of the Company in a voting trust or subject any Equity Securities of the Company to any arrangement or agreement relating to the voting of such Equity Securities;

            (b) solicit proxies or initiate, propose or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act),

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
      other than except as may be deemed to do so by virtue of Estis' exercise of voting powers conferred by Section 2.1 or as may otherwise be specifically approved by Estis;

            (c) join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person (except as specifically contemplated hereby), for the purpose of acquiring, holding, voting or disposing of voting securities of the Company, or otherwise become a "person" or a member of a "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended other than in the case that the Shareholders might be deemed members of such a "group" under the Securities Exchange Act as a result of this Agreement;

            (d) otherwise act, alone or in concert with others, to seek to affect or influence the control of the management of the Board of Directors of the Company or its business operations or affairs except in concert with Estis and the Other Shareholders

            (e) directly or indirectly, participate in, aid and abet or otherwise induce any Person to take any of the actions enumerated in (a) through (d) above or any other actions inconsistent with the provisions of this Agreement.

      2.3. POWER OF ATTORNEY. Each Other Shareholder hereby constitutes Estis as agent and power of attorney to execute and deliver, in the name, place and stead of such Other Shareholder, any and all documents and instruments that Estis deems to be necessary or desirable in order to exercise the power granted by
SECTION 2.1, including proxies and voting agreements. Each Other Shareholder agrees that such power of attorney is irrevocable and coupled with an interest. Each Other Shareholder irrevocably makes, constitutes and appoints Estis, with full power of substitution as provided herein, as the true and lawful agent and attorney-in-fact of such Other Shareholder, with full power and authority in the name, place and stead of such Shareholder to execute, swear to, acknowledge, deliver, file or record in public offices and publish all certificates, filings, and other instruments (including counterparts thereof) that Estis (or such substitute) deems necessary or appropriate to file in any state or federal office in the United States, including the Securities and Exchange Commission and any agency of the State of Oklahoma, in accordance with the terms of this Agreement.

                                  ARTICLE III.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS


      Each signatory hereto hereby represents and warrants as to all other parties hereto that as of the date hereof, each of the following is true and correct:

            (a) The number of Shareholder Shares set forth below the signature of such Other Shareholder below are owned of record and beneficially by such Other Shareholder, who owns such shares free and clear of any liens, claims, options, charges, encumbrances or rights of other Persons; and

            (b) During the last five years, none of the parties to this Agreement (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) has been a party to a civil proceeding of a judicial or

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
      administrative body of competent jurisdiction and as a result of such proceeding such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation of such laws.

                                  ARTICLE IV.
                                   TERMINATION


      4.1. TERMINATION. This Agreement shall terminate upon the earlier to occur of the following:

            (a) the written agreement among at least two-thirds of the parties hereto;

            (b) upon the vote by the shareholders for the election of directors at an annual or special meeting in which Estis has been given an opportunity to nominate directors and shareholders have been given an opportunity to vote in favor of such nominees; or

            (c) April 20, 2001.

      4.2. DEATH OR DISABILITY OF ESTIS. In the event of the disability or death of Estis, at least a two-thirds majority of Shareholders shall elect a permanent or temporary successor to Estis, as the circumstances warrant. In the event Estis is unable to vote his Shares, they shall be voted by the person or entity named as executor under his last will and testament. "Disability" shall mean any event or condition, temporary or permanent, that prevents Estis from exercising the powers granted to him pursuant to this Agreement.

                                   ARTICLE V.
                                  MISCELLANEOUS


      5.1. SEVERABILITY. The parties hereto intend that each and every provision be given full effect. If, however, any provision of this Agreement or the application thereof to any person or circumstance is for any reason and to any extent invalid or unenforceable, the remainder of this Agreement and the application of such provision to the other persons or circumstances will not be affected thereby, but rather are to be enforced to the greatest extent permitted by law, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue. In particular, should the proxy and powers granted herein be deemed not coupled with an interest, the proxy and other powers shall nevertheless continue but shall be revocable by the grantor of such proxy and powers.

      5.2. NOTICES. Unless otherwise provided, any notices, consents, waivers or other communications required or permitted hereunder shall be deemed to have been received upon the actual receipt thereof, and shall be sufficiently given if given in writing and delivered personally, sent by telecopy or other facsimile or electronic transmission, or sent by certified mail, return receipt requested, postage prepaid and addressed to the address set forth next to each party's name on the signature page.

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      5.3. PARTIES BOUND. This Agreement is for the benefit of and is binding upon and enforceable by and against the parties hereto and all future transferees of Shareholder Shares, together with the respective heirs, donees, pledgees, devisees, personal representatives, legal representatives, successors and assigns of such parties. Nothing contained in this SECTION 5.4 shall be construed as preventing any transfer of the Shareholder Shares. Notwithstanding the foregoing, any Shareholder Shares transferred in a bona fide sale shall not bound by the terms of this Agreement.

      5.4. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and, therefore, any party hereto, and any successor thereof shall be entitled to specific performance of the terms hereof. If any such action or proceeding is brought to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or successor has or have an adequate remedy at law, and such party or successor shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

      5.5. EXPENSES AND ATTORNEYS' FEES. In the event that any party hereto shall find it necessary to resort to litigation to enforce its rights hereunder, the parties hereto agree that the party prevailing in such litigation shall also be entitled to recover its reasonable expenses actually incurred in connection therewith, including reasonable attorneys' fees.

      5.6. AMENDMENT. The Agreement may be modified or amended by written instrument executed by at least a two-thirds majority of the signatories hereto.

      5.7. GOVERNING LAW. All provisions of this Agreement shall be construed according to the laws of the State of Oklahoma without regard to its conflict of laws principles.

      5.8. REMEDIES CUMULATIVE. The remedies provided in this Agreement shall be cumulative and shall preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

      5.9. FURTHER ASSURANCES. Upon the reasonable request of any party hereto, the other parties will execute and deliver such other documents, and take such actions, as may be required to effectuate completely the purposes of this Agreement.

      5.10. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.

      5.11. EFFECTIVE DATE. This Agreement shall become effective on the date when there are two signatory Persons to this Agreement. Thereafter additional Persons may join this Agreement by signing below, dating their signature and stating the number of Equity Securities owned, and thereupon such additional Persons shall be party to this Agreement as if they had been original signatories.

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
      IN WITNESS WHEREOF, the parties hereto have executed this Agreement.



                                       _________________________________________
                                       Dennis W. Estis
                                       Address: ________________________________
                                                ________________________________

                                                ________ Shares of Common Stock

                                       Date: ___________________________________


                                       GREGORY & COOK, Inc.

                                       Address: ________________________________
                                                ________________________________

                                                ________ Shares of Common Stock

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       Date: ___________________________________


                                       _________________________________________
                                       Don E. Smith
                                       Address: ________________________________
                                                ________________________________

                                                ________ Shares of Common Stock

                                       Date: ___________________________________


                                       _________________________________________
                                       Charles M. Butler, III
                                       Address: ________________________________
                                                ________________________________

                                                ________ Shares of Common Stock

                                       Date: ___________________________________

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